Exhibit 99.1

Contact:

Jack Brennan, CFO, (305) 375-8005 or jbrennan@answerthink.com

Answerthink Announces Second Quarter Results

-	Pro-forma EPS in line with guidance

-	Quarterly revenues up 20% year over year, Hackett revenue growth of 117%

-	Share repurchase program increased by an additional $5.0 million

Miami, FL – July 27, 2004 – Answerthink, Inc. (Nasdaq: ANSR) announced today its financial results for the second quarter of 2004, which ended July 2, 2004 and that its Board of Directors approved a $5.0 million increase in the size of the Company’s share repurchase program.

Second quarter revenue was $37.6 million, up 20% from the second quarter of 2003. Diluted loss per share was $0.03, compared to a $0.13 loss in the second quarter of 2003. The 2004 and 2003 results included restructuring costs of $0.08 and $0.11 per diluted share, respectively, related to an increase in previously established restructuring reserves for the consolidation of facilities.

Pro forma diluted earnings per share were $0.04, up from a $0.01 loss in the second quarter of 2003. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

For the first six months of 2004, revenues were $72.7 million, up 7% from the first six months of 2003. Diluted loss per share was $0.01, compared to a $0.15 loss for the same period in the previous year. Pro forma diluted earnings per share were $0.06, up from a $0.02 loss in the same period of the previous year.

The Company’s cash balances, including restricted cash and marketable investments, were $56.2 million at the end of the second quarter of 2004, compared to $67.9 million at the end of the first quarter of 2004. The decrease was primarily related to a cash outlay of $6.0 million for the previously announced dual-shore ERP acquisition and $5.3 million for the repurchase of the Company’s common stock during the quarter. Since the inception of the stock repurchase program in July 2002 through the end of the quarter, the Company has repurchased 4.4 million shares for $13 million.

Our progress continues to be driven by our key strategic drivers – rapid Hackett growth and the lead flow and differentiation it brings to our business and technology consulting services,” said Answerthink’s Chairman and CEO, Ted A. Fernandez. “We are also pleased to see our Accenture relationship further expand with an increasing number of wins and with our recently launched industry specific benchmarking program. These efforts, along with our recent dual-shore ERP acquisition, strongly position our organization to strategically serve our clients and enhance our ability to continue to grow.”

Based on the current economic outlook, the Company estimates total revenues for the third quarter of 2004 to be in the range of $37.0 million to $40.0 million. The Company also estimates diluted earnings per share to be in the range of $0.02 to $0.05 and pro forma diluted earnings per share to be in the range of $0.03 to $0.05.

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Other Highlights

PRTM Alliance – Answerthink and The Hackett Group announced that it will offer supply chain benchmarking services through an alliance with the leading provider of supply chain benchmarks, PRTM’s Performance Measurement Group (PMG). The addition of the supply chain offering to Hackett’s existing array of benchmarking services is part of an ongoing expansion designed to provide clients with a single source for guidance and advice driven by empirical data. Companies will be able to leverage PMG’s supply chain benchmarks in combination with other Hackett enterprise offerings to obtain a comprehensive analysis of key business functions.

Hackett Best Practices Conference – The Hackett Group held its 14th Annual Best Practices Conference. Nearly 250 executives attended the event at the Marriott Evergreen Conference Resort at Stone Mountain, just outside Atlanta. The more than 20 conference sessions featured a keynote address by GE Energy CEO John Rice and presentations by executives from Carlson, Inter-Continental Hotels, Alcoa, and many other well-respected organizations.

Executive Advisory Program Launch – As part of our recently launched Executive Advisory Program, the Hackett Group released findings from its 2004 Book of Numbers research into world-class performance in finance, IT, and HR. In each case, the findings describe how world-class and median companies perform across a wide range of efficiency and effectiveness metrics, including cost, staffing, and use of technology.

ERP Vendor Research – The Hackett Group announced research showing that the choice between the six leading ERP software vendors is largely irrelevant in a company’s efforts to drive towards world-class performance in finance. If improving finance performance is the primary goal of a company’s ERP implementation efforts, Hackett recommended that it should not agonize over small differences between the core finance features of the various packages, because all of the leading packages offer fairly similar functionality in this area. Instead, companies should pick a package then concentrate on process improvements and configuring to enable best practices in order to ensure significant ROI from their investment.

Representative Client Engagements

Major Telecommunications Equipment Supplier– This client selected Answerthink and The Hackett Group and its alliance partner Accenture to perform a comprehensive evaluation and analysis of its back office functions - finance, IT, HR, and procurement. The two firms will use the results of the Hackett benchmark study to develop a business case and roadmap for reducing overall costs and improving the effectiveness of these critical support functions.

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International Specialty Retailer – Answerthink will provide internal controls documentation and assessment support services in support of this client’s Sarbanes-Oxley Section 404 compliance efforts. The global project will include assessment of multiple client software platforms, and will leverage Answerthink’s Best Practices Implementation (BPI) tools and approach along with intellectual capital from The Hackett Group’s best practices knowledge repository.

Integrated Telecommunications Provider– As the starting point for an effort to improve its financial planning and performance measurement, this client engaged The Hackett Group and Answerthink to benchmark these functions then assist in the implementation of best practices. Answerthink will also provide assistance with the selection of new software.

Regional Energy & Energy Technology Provider – In order to improve the performance of an ongoing SAP implementation being performed by a third-party consultant, this client contracted for a Hackett SG&A benchmark and follow-on diagnostics from Answerthink that analyzed the SAP design blueprint and performed a gap analysis against proven Hackett best practices in Answerthink’s BPI knowledge repository. At the end of the six-week engagement, a comprehensive document was delivered to the client detailing design issues that had not been addressed in the implementation plan and sub-optimized processes that could be targeted for improvement.

Human Resources Information Services Company – This client signed a two-year contract with Answerthink to outsource support for the interface between the tax software it sells and PeopleSoft. Answerthink will utilize its extensive knowledge of both payroll processes and PeopleSoft’s software to design and implement interface updates to the client’s software, make code enhancements at the request of the client’s customers, and provide level 2 help desk support to the client’s customers.

Diversified Global Financial Services Company – As a follow-on to a group-wide Hackett finance benchmark, this client’s private banking organization selected Answerthink to execute a comprehensive review of financial processes including close management, reporting, and financial reporting and analysis. Answerthink will utilize its BPI knowledge base to develop recommendations for how the client can reduce close cycle and reporting time and effect other improvements by making changes to its technology, processes, and organizational structure.

Investor Call Information

Answerthink will host a conference call for investors today at 5:00 P.M. ET to further discuss the earnings results for the first quarter and future outlook. The number for the conference call is (877) 939-1569, (Passcode: Second Quarter, Leader: Ted A. Fernandez). For International callers, please dial (773) 756-4618.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, July 27, 2004 and will run through 5:00 P.M. ET on Tuesday, August 3, 2004. To access the rebroadcast, please dial (866) 442-1600. For International callers, please dial (203) 369-1071.

In addition, Answerthink will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.answerthink.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, July 27, 2004 and will run through 5:00 P.M. ET on Tuesday, August 3, 2004. To access the call, visit http://www.answerthink.com or http://www.streetevents.com.

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About Answerthink

Answerthink, Inc. (www.answerthink.com) is a strategic business and technology consulting firm that enables companies to achieve world-class business performance. By leveraging the comprehensive database of The Hackett Group, the world’s leading repository of enterprise best practice metrics and business process knowledge, Answerthink’s business and technology solutions help clients significantly improve performance and maximize returns on technology investments. Answerthink’s capabilities include benchmarking, business transformation, business applications, business intelligence, and offshore application maintenance and support. Founded in 1997, Answerthink has offices throughout the United States, Europe and in India.

About The Hackett Group

The Hackett Group (www.thehackettgroup.com), an Answerthink company, is a business advisory firm providing empirically based advice and best-practices research to executives seeking to drive world-class performance in areas such as finance, IT, human resources, and procurement. Hackett’s functional and process-specific benchmarks and its confidential, on-demand, membership-based advisory services are backed by an ongoing database of best practices in processes, technology, and organization in use at more than 2,400 clients around the globe. This unparalleled information repository allows Hackett business advisors to provide data, advice, and strategic insight with a level of integrity and authority available nowhere else. As of this writing, Hackett clients comprise 93 percent of the Dow Jones Industrials, 80 percent of the Fortune 100 and 94 percent of the Dow Jones Global Titans Index.

# # #

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, our ability to effectively integrate acquisitions into our operations, our ability to attract additional business, the timing of projects and the potential for contract cancellation by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, changes in general economic conditions and interest rates, the risk that the Internal Revenue Service or the courts may not accept the amount or nature of one or more items of deduction, loss, income or gain as reported by Answerthink for tax purposes and the possible outcome of pending litigation and our actions in connection with such litigation as well as other risks detailed in the Company’s reports filed with the Securities and Exchange Commission.

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Answerthink, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Six months Ended
	July 2, 2004	July 4, 2003	July 2, 2004	July 4, 2003
Revenues:
Revenues before reimbursements	$34,006	$27,987	$65,564	$60,843
Reimbursements	3,643	3,510	7,174	7,439

Total revenues	37,649	31,497	72,738	68,282

Costs and expenses:
Project personnel and expenses:
Project personnel and expenses before reimbursable expenses	19,576	18,038	37,531	39,600
Reimbursable expenses	3,643	3,510	7,174	7,439

Total project personnel and expenses	23,219	21,548	44,705	47,039

Selling, general and administrative expenses	12,060	11,036	24,041	23,576
Restructuring costs	3,749	4,875	3,749	4,875
Stock compensation expense	492	—	1,294	—

Total costs and operating expenses	39,520	37,459	73,789	75,490

Loss from operations	(1,871)	(5,962)	(1,051)	(7,208)
Other income:
Interest income	196	138	386	362

Loss before income taxes and income from discontinued operations	(1,675)	(5,824)	(665)	(6,846)
Income taxes	(96)	150	(53)	150

Loss from continuing operations	(1,579)	(5,974)	(612)	(6,996)
Income from discontinued operations	370	—	370	—

Net loss	$(1,209)	$(5,974)	$(242)	$(6,996)

Basic and Diluted net income (loss) per common share (1):
Loss from continuing operations	$(0.04)	$(0.13)	$(0.02)	$(0.15)
Income from discontinued operations	$0.01	$—	$0.01	$—
Net loss per common share	$(0.03)	$(0.13)	$(0.01)	$(0.15)
Weighted average common shares outstanding	44,555	45,326	44,690	45,811

Pro forma data: (2)
Loss before income taxes and income from discontinued operations	$(1,675)	$(5,824)	$(665)	$(6,846)
Restructuring costs	3,749	4,875	3,749	4,875
Stock compensation expense	492	—	1,294	—
Amortization of intangible assets	459	113	790	211

Pro forma income (loss) before income taxes	3,025	(836)	5,168	(1,760)
Pro forma income taxes	1,210	(334)	2,067	(704)

Pro forma net income (loss)	$1,815	$(502)	$3,101	$(1,056)

Pro forma basic net income (loss) per common share	$0.04	$(0.01)	$0.07	$(0.02)
Weighted average common shares outstanding	44,555	45,326	44,690	45,811

Pro forma diluted net income (loss) per common share	$0.04	$(0.01)	$0.06	$(0.02)
Weighted average common and common equivalent shares outstanding	49,075	45,326	49,257	45,811

(1)	Potentially dilutive shares were excluded from the diluted loss per share calculation for the quarters and six months ended July 2, 2004 and July 4, 2003 as their effects would have been anti-dilutive to the loss incurred by the Company. The total number of weighted average common and common equivalent shares outstanding, including any anti-dilutive shares, for the quarters ended July 2, 2004 and July 4, 2003 were 49,075 shares and 45,463 shares, respectively, and for the six months ended July 2, 2004 and July 4, 2003 were 49,257 shares and 46,039 shares, respectively.
(2)	The Company provides pro forma earnings results (which exclude amortization of intangible assets, non-cash compensation, income from discontinued operations and restructuring charges, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles. These non-GAAP results are provided to enhance the users’s overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

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Answerthink, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	July 2, 2004	January 2, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$43,184	$54,441
Accounts receivable and unbilled revenue, net	28,950	24,877
Prepaid expenses and other current assets	4,378	4,260

Total current assets	76,512	83,578

Marketable investments	10,000	10,000
Restricted cash	3,000	3,000
Property and equipment, net	9,294	8,714
Other assets	3,798	3,211
Goodwill, net	33,251	26,720

Total assets	$135,855	$135,223

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,875	$3,793
Accrued expenses and other liabilities	29,114	26,195

Total current liabilities	32,989	29,988

Shareholders’ equity	102,866	105,235

Total liabilities and shareholders’ equity	$135,855	$135,223

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Answerthink, Inc.

Supplemental Financial Data

(unaudited)

	2004		2003
	Q2	Q1	Q2
Revenue Breakdown by Group:
(in thousands)
Business Applications	$16,093	$14,819	$16,114
Business Intelligence	8,739	8,360	7,745
Business Transformation	7,215	7,045	5,061
The Hackett Group	5,602	4,865	2,577

Total revenues	$37,649	$35,089	$31,497

Revenue Concentration:
(% of total revenues)

Top customer	9%	7%	9%
Top 5 customers	23%	24%	31%
Top 10 customers	33%	35%	42%

Key Metrics and Other Financial Data:

Consultant utilization rate	72%	75%	65%
Gross billing rate per hour	$176	$181	$186
Net billing rate per hour	$159	$163	$165
Consultant headcount	597	493	469
Total headcount	762	639	593
Days sales outstanding (DSO)	70	67	67
Cash provided by operating activities (in thousands)	$145	$241	$7,023
Depreciation and amortization (in thousands)	$1,275	$1,111	$1,174

Share Repurchase Program:

Shares purchased since inception (in thousands)	4,370	3,550	3,093
Cost of shares repurchased since inception (in thousands)	$13,020	$7,686	$6,503
Average per share cost of shares purchased since inception	$2.98	$2.16	$2.10
Remaining authorization (in thousands)*	$1,980	$2,314	$3,497

*	In July 2004, Answerthink’s Board of Directors increased the size of the Company’s share repurchase program by another $5 million.